Exhibit 99.1

Dr. Dalvir S. Gill Appointed to Sun BioPharma Board of Directors

Minneapolis, MN, March 3, 2016- Sun BioPharma, Inc., (OTCPink: SNBP), a biopharmaceutical company developing therapies for pancreatic diseases whose lead product candidate, SBP-101, has recently entered first in human clinical trials, today announced the appointment of Dr. Dalvir S. Gill to the Company’s Board of Directors. Dr. Gill will assume the Board seat currently held by Dr. Thomas Neenan who has resigned in order to increase the number of independent directors.. The appointment and resignation are effective immediately and increases the number of independent directors to five of the eight member board.

“Dalvir’s successful track record and biopharmaceutical industry knowledge and thought leadership is a significant addition to our Board,” said Dr. Michael T. Cullen, Executive Chairman of Sun BioPharma.   “His international clinical research & development background in multiple therapeutic areas and all phases of drug development will provide immeasurable insight as we continue to enroll patients for our pancreatic cancer Phase 1 clinical study of SBP-101 in Australia and later this year in the US.”

“The Board of Directors, on behalf of all stakeholders of Sun BioPharma, wishes to thank Thomas for his valuable business, scientific and technical contributions, and his time, effort and dedication as a Board member. Thomas will continue as our Chief Scientific Officer and will continue to advise the Board on a number of critical matters as we move forward.”

Dr. Dalvir Gill currently serves as the Chief Executive Officer of TransCelerate BioPharma Inc., a non-profit organization with a mission to collaborate across the biopharmaceutical research and development community. Previously, Dr. Gill was President, Phase II-IV Development of InVentiv Health, and was Chief Operating Officer, of PharmaNet. Dr. Gill received a Ph.D. in Pathobiology from The Faculty of Medicine, University of London, a B.Sc from the University of Hertfordshire, and holds a diploma in the Health Economics of Pharmaceuticals from the executive program of the Stockholm School of Economics. Dr. Gill has authored over 30 scientific publications. He also is an elected fellow of the Royal Society of Medicine.

About Sun BioPharma

Sun BioPharma, Inc. is a clinical stage biopharmaceutical company developing disruptive therapeutics for serious unmet medical needs. The company’s initial programs are targeted to diseases of the pancreas, including pancreatitis and pancreatic cancer, and the Company’s initial product candidate is SBP-101 for the treatment of patients with pancreatic cancer. Sun BioPharma has scientific collaborations with pancreatic disease experts at The Ohio State University, the Fred Hutchinson Cancer Center in Seattle, Translational Genomics (TGen) in Scottsdale, AZ, Cedars Sinai Medical Center in Los Angeles, the University of Minnesota, the University of Miami, the Austin Health Cancer Trials Centre, the Box Hill Hospital in Melbourne, Australia and the Ashford Cancer Centre in Adelaide, Australia. Further information can be found at: http://www.sunbiopharma.com.

About SBP-101

SBP-101 is a first-in-class proprietary polyamine compound designed to exert therapeutic effect in a mechanism specific to the pancreas. Sun BioPharma originally licensed SBP-101 from the University of Florida in 2011. The molecule has been shown to be highly effective in human pancreatic cancer models, demonstrating superior activity to existing chemotherapy agents. Combination potential has also been shown for pancreatic cancer. SBP-101 is expected to differ from current pancreatic cancer therapies in that it specifically targets the exocrine pancreas and may effectively treat both primary and metastatic pancreatic cancer, while leaving the insulin-producing islet cells and non-pancreatic tissue unharmed.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Sun BioPharma, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “may,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Sun BioPharma particularly those mentioned in the cautionary statements found in Sun BioPharma’s filings with the Securities and Exchange Commission. Sun BioPharma disclaims any intent or obligation to update these forward-looking statements.

Contact Information:

EVC Group

Investor Contact:

Doug Sherk

415-652-9100

Michael Polyviou

212-850-6020

Media Contact:

Dave Schemelia

646-201-5431

Source: Sun BioPharma Inc.